SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 29, 2020

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2020, Craft Brew Alliance, Inc. (the "Company"), and Bank of America, N.A. ("BofA"), executed a Fifth Amendment (the "Amendment") to the Amended and Restated Credit Agreement dated as of November 30, 2015 (the "Credit Agreement"), by and among the Company as borrower, its subsidiaries as guarantors, and BofA as lender. The primary changes effected by the Amendment were to: (i) revise the definitions of Eurodollar Fixed Rate and Eurodollar Floating Rate contained in Section 1.01 of the Credit Agreement to provide that such rates may not be less than 0.75% at any time; and (ii) amend Section 2.05(d) to delay the loan commitment reductions of the revolving credit facility from March 31, 2020 to March 31, 2021.

The Credit Agreement provides for a $45,000,000 reducing revolving facility, including a $2,500,000 sublimit for the issuance of standby letters of credit, as well as a term loan facility in the amount of $8,191,000 as of the date of this report. As amended, the maximum amount of the revolving facility is subject to loan commitment reductions in the amount of $750,000 each quarter beginning March 31, 2021. The Company may use the proceeds of the credit facility for general corporate purposes, including capital expenditures. The term of the credit facility expires on September 30, 2023.

Except as specifically amended by the Amendment, the Credit Agreement remains in full force and effect according to its terms. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Finance Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is by this reference incorporated in this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)The Annual Meeting of Shareholders of the Company was held on May 29, 2020 (the “Meeting”).

(b)Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote at the Meeting:

1.To elect eight directors;

2.To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020; and

3.To approve, by non-binding vote, the Company's named executive officer compensation.

At the Meeting, 17,066,758 shares of common stock were represented in person or by proxy, or 87.5 percent of the 19,505,106 shares outstanding and entitled to vote at the Meeting as of March 24, 2020, the record date for the Meeting, and constituted a quorum. Each share was entitled to one vote at the Meeting.

1. Election of Directors. The following directors were elected at the Meeting by the votes cast as follows:

Nominee	For	Withheld	Broker Non-votes
Timothy P. Boyle	12,780,194	1,021,304	3,265,260
Marc J. Cramer	13,204,686	596,812	3,265,260
Paul D. Davis	13,235,353	566,145	3,265,260
Matthew E. Gilbertson	13,711,385	90,113	3,265,260
Kevin R. Kelly	13,203,041	598,457	3,265,260
David R. Lord	13,198,701	602,797	3,265,260
Nickolas A. Mills	13,711,420	90,078	3,265,260
Jacqueline S.Woodward	13,723,003	78,495	3,265,260

 2. Ratification of Auditors. The proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020 was approved by the following vote:

For	Against	Abstentions
16,917,282	45,124	104,352

3. Say on Pay. The proposal to approve, by non-binding vote, the Company’s named executive officer compensation, as recommended by the Board of Directors, passed by the following vote:

For	Against	Abstentions	Broker Non-votes
13,391,488	397,083	12,927	3,265,260

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is filed with this Form 8-K:

10.1 Fifth Amendment to Amended and Restated Credit Agreement, dated June 3, 2020, by and among Craft Brew Alliance, Inc., its subsidiaries, and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: June 4, 2020	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer